EXHIBIT 23(d)


             CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the use of our report dated June 1, 1995 on the Moline Paint Manufacturing Co. Employees 401(k) Profit Sharing Plan financial statements for the year ended December 31, 1993 (and to all references to our Firm) included in or made a part of this registration statement.



                                   /s/ Carpentier, Mitchell, Goddard & Company
                                  CARPENTIER, MITCHELL, GODDARD & COMPANY



Moline, Illinois
August 8, 1995






























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